UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

Bumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40054	85-3604367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 West 41st Street, Austin, Texas 78756

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 696-1409

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering” or the “IPO”) by Bumble Inc. (the “Company”) of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), described in the prospectus (the “Prospectus”), dated February 10, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-252124) (as amended, the “Registration Statement”), the following agreements were entered into:

•

the Second Amended and Restated Limited Partnership Agreement of Buzz Holdings L.P. (“Bumble Holdings”), dated February 10, 2021, by and among the Company and the other parties thereto (the “Bumble Holdings Limited Partnership Agreement”);

•	the Tax Receivable Agreement, dated February 10, 2021, by and among the Company and each of the other persons from time to time party thereto (the “Tax Receivable Agreement”);

•

the Exchange Agreement, dated February 10, 2021, by and among the Company, Bumble Holdings and holders of common units of Bumble Holdings (“Common Units”) from time to time party thereto (the “Exchange Agreement”);

•	the Registration Rights Agreement, dated February 10, 2021, by and among the Company and each of the other persons from time to time party thereto (the “Registration Rights Agreement”); and

•	the Stockholders Agreement, dated February 10, 2021, by and among the Company and each of the other persons from time to time party thereto (the “Stockholders Agreement”).

The Bumble Holdings Limited Partnership Agreement, the Tax Receivable Agreement, the Exchange Agreement, the Registration Rights Agreement and the Stockholders Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein. Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors; Committee Composition; Director Compensation

Effective February 10, 2021, following the effective time of the Registration Statement, Amy M. Griffin and Jennifer B. Morgan were elected to the Board of Directors of the Company. Ms. Morgan was designated to serve on the Board of Directors by affiliates of The Blackstone Group, Inc. pursuant to the Stockholders Agreement. Ms. Griffin will serve as a Class II director with a term expiring at the Company’s second annual meeting of stockholders following the IPO and Ms. Morgan as a Class I director with a term expiring at the Company’s first annual meeting of stockholders following the IPO. Ms. Morgan will also serve on the Nominating and Corporate Governance Committee of the Board of Directors.

In connection with her election to the Board of Directors, the Company granted Ms. Griffin 99,904 incentive units of Bumble Holdings (the “Incentive Units”) effective February 10, 2021. The Incentive Units are “profit interests” having economic characteristics similar to stock appreciation rights and having the right to share in any equity value of Bumble Holdings above specified participation thresholds. Vested Incentive Units may be converted to Common Units and be subsequently exchanged for shares of Class A Common Stock. The Incentive Units granted to Ms. Griffin have the same vesting terms as the Class B units of Bumble Holdings granted to the Company’s directors prior to the IPO and described in the Prospectus under “Management—Director Compensation.”

Except as set forth under the heading “Certain Relationships and Related Person Transactions” in the Prospectus, Ms. Griffin and Ms. Morgan have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

2021 Omnibus Incentive Plan

Effective February 10, 2021, the Company’s Board of Directors and its then sole stockholder adopted and approved the Company’s 2021 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) substantially in the form previously filed as Exhibit 10.8 to the Registration Statement. For further information regarding the Omnibus Incentive Plan, see “Management—Compensation Arrangements to be Adopted in Connection with This Offering—Omnibus Incentive Plan” in the Prospectus.

A copy of the Omnibus Incentive Plan is filed herewith as Exhibit 10.6 and incorporated herein by reference. The above description of the Omnibus Incentive Plan is not complete and is qualified in its entirety by reference to such exhibit.

2021 Employee Stock Purchase Plan

Effective February 10, 2021, the Company’s Board of Directors and its then sole stockholder adopted and approved the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”) substantially in the form previously filed as Exhibit 10.31 to the Registration Statement. For further information regarding the ESPP, see “Management—Compensation Arrangements to be Adopted in Connection with this Offering—Employee Stock Purchase Plan” in the Prospectus.

A copy of the ESPP is filed herewith as Exhibit 10.7 and incorporated herein by reference. The above description of the ESPP is not complete and is qualified in its entirety by reference to such exhibit.

Conversion of Class B Units and Phantom Class B Units

In connection with the reclassification of the limited partnership interests of Bumble Holdings prior to the completion of the IPO as described in the Prospectus under “Summary—Organizational Structure,” Class B units in Bumble Holdings held by Whitney Wolfe Herd, the Company’s Chief Executive Officer, and Class B units in Buzz Management Aggregator L.P. held by Tariq M. Shaukat, the Company’s President, and Anuradha B. Subramanian, the Company’s Chief Financial Officer, were converted into Incentive Units as described under “Management—Conversion of Class B Units and Phantom Class B Units” in the Prospectus. In addition, in connection with the IPO, the phantom awards of Class B units in Buzz Management Aggregator L.P. held by Idan Wallichman, the Company’s former Chief Financial Officer, were converted into a number restricted stock units and Mr. Wallichman received a grant of stock options as described under “Management—Conversion of Class B Units and Phantom Class B Units” in the Prospectus.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2021, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), substantially in the form previously filed as Exhibit 3.1 to the Registration Statement, and the Company’s Amended and Restated Bylaws (the “Bylaws”), substantially in the form previously filed as Exhibit 3.2 to the Registration Statement, became effective. The Charter, among other things, provides that the Company’s authorized capital stock consists of 6,000,000,000 shares of Class A common stock, 1,000,000 shares of Class B common stock, and 600,000,000 shares of preferred stock. A description of the material terms of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been reported by the Company in the Registration Statement. The Charter and Bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On February 16, 2021, the Company completed the Offering of 57,500,000 shares of Class A Common Stock (including shares issued pursuant to the exercise in full of the underwriters’ option to purchase additional shares) for cash consideration of $41.065 per share (net of underwriting discounts). As contemplated in the Prospectus, the Company has used the proceeds (net of underwriting discounts) from the issuance of 9.0 million shares ($369.6 million) in the Offering to purchase an equivalent number of newly issued Common Units from Bumble Holdings, which Bumble Holdings will in turn use to repay outstanding indebtedness under the Company’s Term Loan Facility totaling approximately $200.0 million in aggregate principal amount and approximately $148.3 million for general corporate purposes, and to bear all of the expenses of the Offering. The Company will use the proceeds from the issuance of 48.5 million shares ($1,991.6 million) in the Offering (including shares issued pursuant to the exercise in full of the underwriters’ option to purchase additional shares) to purchase or redeem an equivalent aggregate number of shares of Class A Common Stock and Common Units from certain entities affiliated with The Blackstone Group Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Bumble Inc.

3.2	Amended and Restated Bylaws of Bumble Inc.

10.1	Second Amended and Restated Limited Partnership Agreement of Buzz Holdings L.P., dated as of February 10, 2021.

10.2	Tax Receivable Agreement, dated as of February 10, 2021, by and among Bumble Inc. and each of the other persons from time to time party thereto.

10.3	Exchange Agreement, dated as of February 10, 2021, by and among Bumble Inc., Buzz Holdings L.P. and holders of Common Units from time to time party thereto.

10.4	Registration Rights Agreement, dated as of February 10, 2021, by and among Bumble Inc. and each of the other persons from time to time party thereto.

10.5	Stockholders Agreement, dated as of February 10, 2021, by and among Bumble Inc. and each of the other persons from time to time party thereto.

10.6	Bumble Inc. 2021 Omnibus Incentive Plan.

10.7	Bumble Inc. 2021 Employee Stock Purchase Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Bumble Inc.

Date: February 16, 2021
	By:	/s/ Anuradha B. Subramanian
	Name:	Anuradha B. Subramanian
	Title:	Chief Financial Officer

[Signature Page to Closing 8-K]